Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC YRT AGREEMENT
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”), and
C.M. LIFE INSURANCE COMPANY (“CM Life”)
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Original Agreement Effective Date: April 1, 2005 Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State
Treaty ID: [_____]
TAI Codes: [_____]

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following [_____] blocks of business, reinsured under the above-referenced Agreement, will be_____. There is no change to the Reinsurer’s [_____]. Notwithstanding the Ceding Company’s retention of [_____], on such [_____] Blocks of Business, the Ceding Company [_____], the Blocks of Business. For clarity, it is understood that the retention adjustment does [_____] reinsured under the Agreements it [_____] the Blocks of Business shown below.

[_____] policies reinsured under this Agreement [_____] the following Blocks of Business:

1.	[_____].
2.	[_____].

In an effort to [_____].

[_____] contained in this Agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[_____]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11/8/16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11/8/16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11/8/16
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	11/7/16

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ David A Wheat	Date:	11/8/2016

Print name:	David A Wheat

Title:	EVP CFO